Exhibit 99.1

Investor Contact: Dave Staples	Media Contact: Meredith Gremel
Executive Vice President & CFO	Director, Corporate Affairs
(616) 878-8793	(616) 878-2830

SpartanNash Announces Results of its 2014 Annual Shareholders Meeting

GRAND RAPIDS, MICHIGAN – May 28, 2014 – SpartanNash Company, (Nasdaq:SPTN) today announced voting results from its 2014 Annual Shareholders Meeting.

At the meeting, the Company’s shareholders elected eleven nominees to the Board of Directors for a one-year term and formally approved the change of the name of the Company to “SpartanNash Company.” The shareholders also approved a non-binding advisory vote (the “say on pay”) on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. In addition, shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year ending January 3, 2015.

SpartanNash will report full voting tabulations in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange commission.

About SpartanNash

SpartanNash Company (SPTN) is a Fortune 500 company and the largest food distributor serving military commissaries and exchanges in the United States, in terms of revenue. The Company’s core businesses include distributing food to military commissaries and exchanges and independent and corporate-owned retail stores located in 44 states and the District of Columbia, Europe, Cuba, Puerto Rico, the Azores, Bahrain and Egypt. SpartanNash currently operates 167 supermarkets, primarily under the banners of Family Fare Supermarkets, D&W Fresh Markets, No Frills, Bag ‘n Save, Sun Mart and Econofoods.